Exhibit F-4



                        November 6, 2000



       Securities and Exchange Commission
       450 Fifth Street, N.W.
       Washington, D.C.  20549

       Ladies and Gentlemen:

            Referring  to the Application-Declaration  on
       Form   U-1   (hereinafter  referred  to   as   the
       "Application-Declaration"),  being  filed  on   or
       about  the  date  hereof with the  Securities  and
       Exchange  Commission  under  the  Public   Utility
       Holding  Company  Act  of 1935  by  System  Energy
       Resources,  Inc.,  Entergy  Corporation,   Entergy
       Arkansas, Inc. (Entergy Arkansas, Inc. hereinafter
       being  referred to as the "Company") and the other
       companies named therein contemplating, among other
       things, the participation by the Company in one or
       more   Assignments   of  Availability   Agreement,
       Consent   and  Agreement,  as  referred   to   and
       described   in  the  Application-Declaration,   we
       advise as follows:

            1. All action necessary to make valid the participation by the Company in the proposed transaction shall have been taken when:

                 (a)  the  Application-Declaration  shall
                      have been granted and permitted  to
                      become effective in accordance with
                      the  applicable provisions  of  the
                      Public Utility Holding Company  Act
                      of 1935; and

                 (b)  the    proposed   Assignments    of
                      Availability Agreement, Consent and
                      Agreement  shall  have  been   duly
                      executed and delivered by  each  of
                      the proposed parties thereto.

            2.   When the foregoing steps have been taken
                 and    in   the   event   the   proposed
                 transaction is otherwise consummated  in
                 accordance    with   the    Application-
                 Declaration and the related order or orders of the Commission:

                 (a)  all  state laws applicable  to  the
                      participation by the Company in the
                      proposed transaction will have been
                      complied with; and

                 (b)  the consummation of  the   proposed
                      transaction by the Company will not
                      violate the  legal  rights  of  the
                      holders  of  any securities  issued
                      by  the  Company  or  any associate
                      company thereof.

     We hereby consent to the use of this opinion as an exhibit to the Application-Declaration.

                              Very truly yours,

                              /s/ Friday, Eldredge & Clark, LLP

                              FRIDAY, ELDREDGE & CLARK, LLP